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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Gables Residential Trust on Form S-8 of our report dated March 11, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the impact of the adoption of SFAS No. 144, SFAS No. 145 and Emerging Issues Task Force Abstracts, Topic No. D-42) appearing in the Annual Report on Form 10-K of Gables Residential Trust for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP
Atlanta, Georgia
May 28, 2004

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  EXHIBIT 23.1